 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

IN VERITAS MEDICAL DIAGNOSTICS, INC.
 (Exact name of registrant as specified in charter)

Colorado	000-49972	84-15719760
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

The Green House, Beechwood Business Park, North, Inverness, Scotland IV2 3BL
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 011-44-1463-667347

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Sales of Unregistered Securities

On April 21, 2008, InVeritas Medical Diagnostics, Inc. (the “Company”) entered into an amendment (the “RPA Amendment”) to those certain Royalty Participation Agreements (“RPA Agreement”) with each of Triumph Small Cap Fund, Inc. (“Triumph”)  and Juma Technology, Inc., (assignee of the Rubin Family Stock Trust) which previously advanced the aggregate amount of $450,000 to the Company pursuant to the RPA Agreements. Pursuant to the RPA Amendment, the RPA Holders will receive in the aggregate 10% of all royalties received by the Company’s wholly owned subsidiary,  IVMD (UK) Limited (“IVMD”) pursuant to that certain license agreement with Inverness Medical Innovations, Inc. under which the IVMD will receive royalties from the sale of prothrombin blood clotting measuring device (the “PT Device”). In addition, pursuant to the RPA Amendment, in the event IVMD sells or disposes of its right to receive royalty payments in respect of the PT Device, the RPA Holders shall received a percentage of the proceeds of such sale in an amount not to exceed three times the amount advanced by each of the RPA Holders. Further, in the event the Company shall sell IVMD within three years of the date of the RPA Amendment, each of the RPA Holders shall receive a payment based upon the amount of the proceeds to the Company.

Also, on April 21, 2008, the Company entered into a Debt Conversion Agreement with Triumph pursuant to which Triumph agreed to convert the principal amount plus accrued interest pursuant to certain secured convertible debentures issued by the Company, at a conversion price of $0.05. In addition, Triumph agreed to convert certain short term advances made to the Company into shares of the Company’s common stock at a conversion price of $0.05. In consideration for Triumph agreeing to convert the outstanding amounts owed by the Company into an aggregate of 12,320,700 shares of common stock, the Company issued a five year warrant to Triumph to purchase 5,000,000 shares of the Company’s common stock at a price of $0.05 per share.

The Company and Medical Diagnostic Innovations, Inc. (“MDI”)  also entered into a Letter Agreement with Montgomery Equity Partners, Ltd. (“Montgomery”) on April 21_, 2008 pursuant to which Montgomery agreed to transfer to MDI $250,000 in principal amount of Debenture No. MEP-1, dated September 7, 2005 in the original principal amount of $300,000 (the “Debenture”) and all of its rights under certain transaction documents between Montgomery and the Company, upon the payment of $250,000. In addition, Montgomery agreed to convert the remaining balance under the Debenture into shares of the Company’s common stock at a price of $0.05 per share. In consideration for Montgomery’s conversion, the Company issued a five year warrant to Montgomery to purchase 5,000,000 shares of the Company’s common stock at a price of $0.05 per share.

On April 21, 2008, the Company and MDI and each of Longview Fund, L.P. (“Longview”) and Whalehaven Capital Fund Limited (“Whalehaven”) entered into Purchase and Assignment Agreements pursuant to which MDI has agreed to purchase certain secured 18% convertible debentures issued by the Company to each of Longview and Whalehaven.  MDI also entered into a Purchase and Assignment with Westek Ltd.  pursuant to which MDI agreed to purchase certain promissory notes in the principal amount of $1,800,000 issued b y the Company and short term advances made to the Company in the amount of $705,524.

It is contemplated that MDI will enter  into a conversion agreement with the Company pursuant to which  MDI will convert the outstanding amounts acquired from each of Longview, Whalehaven, Westek and Montgomery into shares of the Company’s common stock at a price of $0.05 per share. In consideration for MDI’s conversion, it is contemplated that the Company will issue a five year warrant to MDI to purchase 10,000,000 shares of the Company’s common stock at a price of $0.05 per share. Graham Cooper, the Company’s CEO has entered into an Investment Agreement with the Company on April 21 2008 pursuant to which Mr. Cooper has committed to advance the aggregate sum of $300,000 to the Company in such amounts as may be requested from time to time by the Company. Upon receipt of a put notice from the Company, Mr. Cooper  shall be required to purchase such number of shares of the Company’s common stock  specified in the notice at a price of $0.05 per units. In consideration for Mr. Cooper entering into said Investment Agreement, the Company has agreed to him a five year warrant to purchase 5,000,000 shares of the Company’s common stock at a price of $0.05 per share.

On 21, 2008,  the Company’s Board of Directors approved the issuance of warrants to its CEO, Graham Cooper and CFO Martin Thorp in the amount of 2,750,000 and 5,000,000 respectively. The warrants have a term of 7 years, are exercisable at a price of $0.02 per share and include a cashless exercise provision and standard anti-dilution protection. The Board also approved the grant of 3,000,000 warrants to Robert Galvin , our Financial and Administration Manager and 1,250,000 warrants to Professor Patricia Connelly our Chief Science Officer upon the same terms and conditions as those granted to Messrs. Cooper and Thorp. In addition, the Company’s Board of Directors approved the grant of additional warrants to Messrs. Cooper and Thorp in the amount of 12,000,000 and 17,000,000 respectively (the “Additional Warrants”). The Additional Warrants have a term of 7 years, are exercisable at a price of $0.02 per share and include a cashless exercise provision and standard anti-dilution protection. One quarter of the Additional Warrants vest immediately with the balance vesting equally upon the anniversary of the grant over a three year period. The Board also approved the grant of 5,000,000 warrants to Robert Galvin, 6,000,000 warrants to Patricia Connelly and 8,000,000 warrants to Dr. Nasser Djanatti, the head of our science team upon the same terms and conditions as the Additional Warrants.

Item 1.02 Termination of a Material Definitive Agreement

In April 20, 2008, the Company, MDI, the Company’s wholly owned subsidiaries IVMD (UK) Limited (“IVMD”) and Jopejo Limited (”Jopejo”) terminated the Stock Purchase Agreement dated December 18, 2007 by and among the Company, MDI, IVMD and Jopejo.. The Company has determined not to proceed with the sale of its subsidiaries IVMD and Jopejo and will not proceed with the transactions contemplated by the Schedule 14C initially filed by the Company on December 19, 2007 as subsequently amended on February 15, 2008.

Item 7.01 Regulation FD Disclosure.

On April 24, 2008, the Company issued a press release concerning the foregoing matters.  A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Exhibits

(c)  Exhibits

Exhibit Number	Description
10.1	Letter Agreement by and among InVeritas Medical Diagnostics, Inc., Medical Diagnostics, Inc. and Montgomery Equity Partners, Ltd.

10.2	Conversion Agreement between Triumph Small Cap Fund, Inc. and InVeritas Medical Diagnostics, Inc.

10.3	Amendment no.1 to RPA Agreement by and among InVeritas Medical Diagnostics, Inc., Triumph Small Cap Fund, Inc. and Juma Technology.

10.4	Amendment to Pledge and Escrow Agreement by and among In Veritas Medical Diagnostics, Inc., Montgomery Equity Partners and David Gonzalez.

10.5	Investment Agreement by and between In Veritas Medical Diagnostics, Inc. and Graham Cooper

10.6	Purchase and Assignment Agreement by and among Medical Diagnostics, Inc. Longview Fund, L.P. and InVeritas Medical Diagnostics, Inc.

10.7	Purchase and Assignment Agreement by and among Medical Diagnostics, Inc. Whalehaven Capital Fund Limited and InVeritas Medical Diagnostics, Inc.

10.8	Purchase and Assignment Agreement by and among Medical Diagnostics, Inc. Westek Ltd. and InVeritas Medical Diagnostics, Inc.

10.9	Form of Warrant granted to Montgomery Equity Partners, Westek Ltd. and Triumph Small Cap Fund, Inc.

10.10	Form of Warrant granted to Messrs Cooper and Thorp

10.11	Form of “Additional Warrant” granted to each of Messrs Cooper and Thorp

99.1	Press Release dated April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IN VERITAS MEDICAL DIAGNOSTICS, INC.

Date: April 24, 2008	By:	/s/ Martin Thorp
Martin Thorp
Chief Financial Officer

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